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                                                                    Exhibit 23.3

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

                                  June 2, 2003

Brigham Exploration Company
6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730

Gentlemen:

      Cawley, Gillespie & Associates, Inc. does hereby consent to the use of its reports relating to the proved oil and gas reserves of Brigham Exploration Company (the "Company") and to the reference to the firm as an expert in the Form S-2 registration statement and any amendments thereto filed by the Company.

                                      Very truly yours,

                                      Cawley, Gillespie & Associates, Inc.



                                      /s/ Cawley, Gillespie & Associates, Inc.
                                      -----------------------------------------
                                      Fort Worth, Texas